UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 21, 2014

GREEN AUTOMOTIVE COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-54049	22-3680581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5495 Wilson Street

Riverside, California 92509

(Address of principal executive offices)  (zip code)

(877) 449-8842

(Registrant’s telephone number, including area code)

23 Corporate Place, Suite 150

Newport Beach, California 92660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to our acquisition of Blackhawk Manufacturing, Inc., and the other Blackhawk entities, we closed on April 11, 2014, as detailed in our Current Report on Form 8-K filed with the Commission on April 17, 2014, we agreed to take the necessary steps to place Floyd Sanders on our Board of Directors at the closing of the acquisition or as soon thereafter as practicable.  At a meeting of our Board of Directors held on April 17, 2014 our Board of Directors approved a resolution to offer Mr. Floyd Sanders a position on our Board of Directors.  Mr. Sanders accepted his appointment on April 21, 2014.

Mr. Floyd Sanders was appointed to our Board of Directors, effective April 21, 2014.  Mr. Sanders is one of the original founders and is the President of Blackhawk Manufacturing, Inc., a position he has held since 1994.  Blackhawk Manufacturing, Inc. is a leading fiberglass, urethane and vacuum form manufacturer, serving the automotive, recreation vehicles, and transportation industries.  As its President, Mr. Sanders has been in charge of overseeing all aspects of Blackhawk’s business and operations.  Since Blackhawk Manufacturing is one of our wholly-owned subsidiaries and one of the businesses we believe will serve as a foundation of our company we believe Mr. Sanders is an ideal person to serve as one of Directors.

Pursuant to the acquisition agreement with Blackhawk Manufacturing, Inc., Mr. Sanders is entitled to receive 30,000,000 shares of our common stock, restricted in accordance with Rule 144.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 24, 2014	Green Automotive Company
a Nevada corporation

/s/ Ian Hobday
By: Ian Hobday
Its: Chief Executive Officer

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